Exhibit 31.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Andres Ruiz Briseno, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of IDEAYA Biosciences, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 6, 2024	By:	/s/ Andres Ruiz Briseno
Andres Ruiz Briseno
Senior Vice President, Head of Finance and Investor Relations (Principal Financial and Accounting Officer)